UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2018

Nature’s Best Brands, Inc.
(Exact name of registrant as specified in Charter)

Florida	001-37807	47-3170676
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

305 W. Woodard, Suite 221, Denison TX 75020

(Address of Principal Executive Offices)

(903) 337-1872

(Registrant’s Telephone number)

2250 NW 114th Ave. Unit 1P, PTY 11020, Miami, FL 33172-3652

(Former Address)

Copies to:

Asher S. Levitsky PC

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, Suite 1100

New York, New York 10105

Phone: (646) 895-7152

Fax: (646) 895-7238

E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2018, the Company entered into employment agreements dated October 31, 2018 with Larry Biggs and Justin E. Anderson.

Pursuant to Mr. Biggs’ employment agreement, the Company agrees to employ Mr. Biggs as its chief executive officer for a term ending on December 31, 2021, which continues thereafter on a year-to-year basis unless terminated by Mr. Biggs or the Company on not less than 30 days’ prior written notice. As compensation for his services, on November 5, 2018, we issued to Mr. Biggs 5,000,000 shares of common stock, valued at $1.17 per share, which was the closing price for the common stock on November 5, 2018, for a total of $5,850,000, and we agreed to pay Mr. Biggs an annual salary of $300,000, which will commence at such time as we have raised $2,000,000 from the private placement of our equity securities, at which time we believe we will have the funds to enable us to pay his salary.

Pursuant to Mr. Anderson’s employment agreement, the Company agreed to employ Mr. Anderson as chief operating officer for a term ending on October 31, 2021, which continues thereafter on a year-to-year basis unless terminated by Mr. Anderson or the Company on not less than 30 days’ prior written notice.. Mr. Anderson has other business activities which do not conflict with his duties to the Company. Mr. Anderson is to devote such time and attention to the business of the Company as he, with the concurrence of the board of directors or the chief executive officer, shall reasonably deem necessary to enable him to fulfill his duties to the Company, and the concurrence of the Board of Directors or chief executive officer shall not be unreasonably withheld. As compensation for his services, the Company will issue to Mr. Anderson 250,000 shares per year. On November 5, 2018, the Company issued to Mr. Anderson the initial 250,000 shares, which are valued at $1.17 per share for a total of $292,500. The Company is to issue 250,000 shares on each of October 31, 2019 and October 31, 2020.

The issuance of the shares to Mr. Biggs and Mr. Anderson is exempt from registration pursuant to Section 4(a)(2) of the Securities Act as a transaction not involving a public offering. The shares were taken for investment and not with a view to the sale or distribution thereof. Mr. Biggs and Mr. Anderson are accredited investors and the stock certificates have an investment legend. No broker was involved in connection with the issuance of the shares.

Item 9.01. Financial Statements and Exhibits

d. Exhibits.

Exhibit No.	Description
99.1	Employment agreement dated October 31, 2018 with Larry Biggs
99.2	Employment agreement dated October 31, 2018 with Justin E. Anderson

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2018	NATURE’S BEST BRANDS, INC.

	By:	/s/ Lawrence Biggs
Lawrence Biggs
Chief Executive Officer

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